Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Terence R. Montgomery
610-480-8000
terry.montgomery@infrasourceinc.com

Mahmoud Siddig
212-889-4350
mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS FIRST QUARTER 2007 RESULTS
MEDIA, PA — May 3, 2007 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States, today announced its results for the first quarter ended March 31, 2007.
First Quarter Results
Revenues for the first quarter 2007 were $203.8 million, down slightly from $214.3 million for the same quarter in 2006, due to lower volumes of work in our natural gas business related to declining housing starts, the planned exit of certain low margin natural gas contracts and the impact of adverse weather. The first quarter net loss of $1.0 million, or $0.02 per diluted share, included $2.2 million (net of tax), or $0.05 per diluted share, in transaction costs related to the pending merger with Quanta Services, Inc. (NYSE:PWR). Excluding the transaction costs, net income for the first quarter would have been $1.2 million, or $0.03 per diluted share. Those results compare with net income of $2.5 million, or $0.06 per diluted share, for the first quarter last year.
Backlog
At the end of the first quarter 2007, total backlog was $1.048 billion, 16% higher than at the end of the fourth quarter 2006. This increase was related primarily to additional electric backlog, including the previously announced contract with American Transmission Company.
David Helwig, Chairman, President and Chief Executive Officer, said, “We are very pleased with the sequential increase in our backlog. The level of activity in our end markets remains strong indicating favorable prospects for continued long-term growth. We are actively involved in the merger planning process and very excited about the future of the combined company.”

Conference Call
InfraSource has scheduled a conference call for May 3, 2007 at 11:00AM EST to discuss the results for the quarter and its guidance for the second quarter of 2007. This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links. A webcast replay will be available immediately following the call at the same location on the website through May 2, 2008. For those investors who prefer to participate in the conference call by phone, please dial (480) 293-1744. An audio replay of the conference call will be available shortly after the call through May 10, 2007 by calling (303) 590-3030 and using passcode 3730816. For more information, please contact Mahmoud Siddig at Taylor Rafferty at (212) 889-4350.
About InfraSource
InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of known and unknown risks, uncertainties and other factors affecting our business that could cause our actual results to differ materially from those contemplated by the statements. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) the possibility that the pending merger with Quanta Services, Inc. will not be consummated; (2) technological, structural and cyclical changes that could reduce the demand for the services we provide; (3) loss of key customers; (4) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (5) our ability to attract and retain qualified personnel; (6) our ability to successfully bid for and perform large-scale project work in accordance with our estimated costs; (7) work hindrance due to inclement weather events; (8) the definitive award of new contracts and the timing of the performance of those contracts; (9) project delays or cancellations; (10) the failure to meet schedule or performance requirements of our contracts; (11) the uncertainty of implementation of the recently enacted federal energy legislation; (12) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (13) successful integration of acquisitions into our business; (14) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (15) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2006	March 31, 2007
	(Unaudited)
	(In thousands, except per share data)
Revenues	$214,275	$203,804
Cost of revenues	185,424	175,409

Gross profit	28,851	28,395

Selling, general and administrative expenses	22,693	25,608
Merger related costs	—	3,574
Provision (recoveries) for uncollectible accounts	(10)	163
Amortization of intangible assets	257	60

Income (loss) from operations	5,911	(1,010)
Interest income	236	328
Interest expense	(2,111)	(1,043)
Other income	97	113

Income (loss) from continuing operations before income taxes	4,133	(1,612)
Income tax expense (benefit)	1,666	(623)

Income (loss) from continuing operations	2,467	(989)
Discontinued operations:
Loss from discontinued operations (net of income tax benefit of $(1) and $(11), respectively)	(1)	(17)

Net income (loss)	$2,466	$(1,006)

Basic income (loss) per share:
Income (loss) from continuing operations	$0.06	$(0.02)
Loss from discontinued operations	—	—

Net income (loss)	$0.06	$(0.02)

Weighted average basic common shares outstanding	39,515	40,279

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.06	$(0.02)
Loss from discontinued operations	—	—

Net income (loss)	$0.06	$(0.02)

Weighted average diluted common shares outstanding	40,116	40,279

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31,	March 31,
	2006	2007
	(Unaudited)
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$26,209	$23,620
Contract receivables (less allowances for doubtful accounts of $3,770 and $3,843, respectively)	166,780	131,916
Costs and estimated earnings in excess of billings	59,012	57,883
Inventories	5,443	4,807
Deferred income taxes	8,201	7,820
Other current assets	6,384	8,756
Current assets — discontinued operations	746	424

Total current assets	272,775	235,226

Property and equipment (less accumulated depreciation of $73,302 and $77,265, respectively)	154,578	161,877
Goodwill	146,933	147,015
Intangible assets, net	900	839
Deferred charges and other assets, net	5,529	4,647
Assets held for sale	517	513

Total assets	$581,232	$550,117

Current liabilities:
Current portion of long-term debt	$42	$38
Current portion of capital lease obligations	35	36
Short-term credit facility borrowings	1,077	—
Other liabilities — related parties	766	420
Accounts payable	47,846	27,580
Accrued compensation and benefits	27,951	19,887
Other current and accrued liabilities	22,096	28,033
Accrued insurance reserves	36,166	34,276
Billings in excess of costs and estimated earnings	23,245	18,354
Deferred revenues	6,188	6,540

Total current liabilities	165,412	135,164

Long-term debt, net of current portion	50,014	50,009
Capital lease obligations, net of current portion	56	46
Deferred revenues	16,347	16,097
Other long-term liabilities — related party	900	922
Deferred income taxes	3,750	1,833
Other long-term liabilities	5,568	5,747

Total liabilities	242,047	209,818

Commitments and contingencies

Shareholders’ equity:

Preferred stock, $.001 par value (authorized — 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock, $.001 par value (authorized — 120,000,000 shares; issued 40,263,739 and 40,339,623 shares, respectively, and outstanding — 40,233,869 and 40,309,753, respectively)	40	40
Treasury stock, at cost (29,870 shares)	(137)	(137)
Additional paid-in capital	288,517	290,752
Retained earnings	50,785	49,609
Accumulated other comprehensive income (loss)	(20)	35

Total shareholders’ equity	339,185	340,299

Total liabilities and shareholders’ equity	$581,232	$550,117

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Supplemental Financial Data
(Unaudited)
(In millions)

	Three Months Ended		Three Months Ended		Increase/(decrease)
Revenues by End Market	March 31, 2006		March 31, 2007		$	%

Electric
- Transmission	$57.8	27.0%	$58.4	28.7%	$0.6	1.0%
- Substation	38.8	18.1%	46.3	22.7%	7.5	19.3%
- Other Electric	37.3	17.4%	30.0	14.7%	(7.3)	-19.6%

Subtotal	133.9	62.5%	134.7	66.1%	0.8	0.6%
Natural Gas	53.9	25.2%	37.8	18.5%	(16.1)	-29.9%
Telecommunications	24.3	11.3%	25.1	12.3%	0.8	3.4%
Other	2.2	1.0%	6.2	3.0%	4.0	181.8%

Total	$214.3	100.0%	$203.8	100.0%	$(10.5)	-4.9%

					Increase/(decrease)
Backlog by End Market	March 31, 2006		March 31, 2007		$	%

Electric
- Transmission	$176.1	19.1%	$171.8	16.4%	$(4.3)	-2.4%
- Substation	136.4	14.8%	181.1	17.3%	44.7	32.8%
- Other Electric	72.7	7.9%	203.0	19.4%	130.3	179.2%

Subtotal	385.2	41.7%	555.9	53.1%	170.7	44.3%
Natural Gas	293.7	31.8%	231.5	22.1%	(62.2)	-21.2%
Telecommunications	233.6	25.3%	237.7	22.7%	4.1	1.8%
Other	10.6	1.1%	22.4	2.1%	11.8	111.3%

Total	$923.1	100.0%	$1,047.5	100.0%	$124.4	13.5%

					Increase/(decrease)
	December 31, 2006		March 31, 2007		$	%

Electric
- Transmission	$138.8	15.4%	$171.8	16.4%	$33.0	23.8%
- Substation	132.0	14.6%	181.1	17.3%	49.1	37.2%
- Other Electric	102.4	11.4%	203.0	19.4%	100.6	98.2%

Subtotal	373.2	41.4%	555.9	53.1%	182.7	49.0%
Natural Gas	245.6	27.2%	231.5	22.1%	(14.1)	-5.7%
Telecommunications	254.0	28.2%	237.7	22.7%	(16.3)	-6.4%
Other	29.3	3.2%	22.4	2.1%	(6.9)	-23.5%

Total	$902.1	100.0%	$1,047.5	100.0%	$145.4	16.1%

Note: Percentages may not add due to rounding.